UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2023

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware		001-36609	36-2723087
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street			60603
Chicago,	Illinois		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.66 2/3 Par Value	NTRS	The NASDAQ Stock Market LLC
Depositary Shares, each representing 1/1,000th interest in a share of Series E Non-Cumulative Perpetual Preferred Stock	NTRSO	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2023, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) elected John P. Landers to serve as Controller of the Corporation, effective that day. Mr. Landers will assume the role of Controller from Lauren E. Allnutt, who will serve as Chief Audit Executive. Each of these officers will serve for the term provided in the Corporation’s By-laws.

Mr. Landers, age 51, first joined Northern Trust in 2003 and has served as Chief Productivity Officer since January 2023. Mr. Landers previously served as Chief Financial Officer of Asset Servicing from 2015 to January 2023.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION

Date:	December 6, 2023	By:	/s/ Brad A. Kopetsky
Brad A. Kopetsky
Corporate Secretary